Exhibit 99.1

Streamline Health® Reports Fiscal Fourth Quarter and Full Year 2023 Financial Results

●	14% growth of SaaS revenue in fiscal 2023 compared to fiscal 2022
●	$0.4 million of adjusted EBITDA generated in the fourth quarter of fiscal 2023 compared to ($0.2 million) during the fourth quarter of fiscal 2022; $2.4 million of adjusted EBITDA improvement in fiscal 2023 vs. fiscal 2022
●	($1.4 million) net loss during the fourth quarter of fiscal 2023, compared to ($2.2 million) during the fourth quarter of fiscal 2022
●	$15.0 million of Booked SaaS ACV as of January 31, 2024; $15.6 million of Booked SaaS ACV as of April 29, 2024, above adjusted EBITDA breakeven run rate of $15.5 million of implemented SaaS ARR

Atlanta, GA, April 29, 2024 (Globe Newswire) – Streamline Health Solutions, Inc. (“Streamline” or the “Company”) (Nasdaq: STRM), a leading provider of solutions that enable healthcare providers to proactively address revenue leakage and improve financial performance, today announced financial results for the fourth quarter and fiscal year 2023, which ended January 31, 2024.

Fiscal Fourth Quarter and Full Year 2023 GAAP Financial Results

The following financial results have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

Total revenue for the fourth quarter of fiscal 2023 was $5.4 million as compared to $6.7 million during the fourth quarter of fiscal 2022. For the twelve months ended January 31, 2024, revenue totaled $22.6 million as compared to $24.9 million during fiscal 2022. The change in total revenue was attributable to lower revenue from the Company’s legacy Maintenance and Support contracts and professional services offerings offset by higher Software as a Service (SaaS) revenue. As previously reported, the Company had a large consulting services contract which did not renew at the end of fiscal 2022. These consulting services contracts are not expected to be part of the Company’s core business going forward.

During the fourth quarter and fiscal year 2023 SaaS revenue grew $0.3 million and $1.7 million respectively, as compared to the prior year periods.

Net loss for the fourth quarter of fiscal 2023 was ($1.4 million) compared to a net loss of ($2.2 million) during the fourth quarter of fiscal 2022. Fiscal 2023 net loss totaled ($18.7 million) compared to a net loss of ($11.4 million) during fiscal 2022. The change in net loss was primarily attributable to non-cash impairment charges of $10.8 million offset by lower headcount associated with the non-renewal of a large consulting services contract, cost savings achieved through the previously announced integration of the Avelead and eValuator divisions and non-cash valuation adjustments. In addition, the Company recorded $0.8 million of expenses during fiscal 2023 associated with its previously announced strategic restructuring.

As of January 31, 2024, cash and cash equivalents totaled $3.2 million as compared to $6.6 million as of January 31, 2023. Subsequent to the end of fiscal 2023, on February 7, 2024, the Company announced the closing of a private placement of common stock, unsecured subordinated promissory notes and warrants for aggregate gross proceeds of approximately $4.5 million. This additional liquidity is not reflected in our financial results as of January 31, 2024.

Fiscal Fourth Quarter and Full Year 2023 Non-GAAP Financial Results

Adjusted EBITDA for the fourth quarter of fiscal 2023 was $0.4 million compared to a loss of ($0.2 million) during the fourth quarter of fiscal 2022. Fiscal year 2023 adjusted EBITDA was a loss of ($1.4 million) compared to a loss of ($3.8 million) during fiscal 2022. The significant improvement in adjusted EBITDA is largely due to the Company’s focus on the growth of its SaaS revenue solutions, RevID and eValuator, as well as significant cost savings achieved through the previously announced integration of the Avelead and eValuator divisions.

As of January 31, 2024, the Company’s total Booked SaaS Annual Contract Value (“ACV”) was $15.0 million compared to $17.2 million as of January 31, 2023. The change in booked SaaS ACV is the result of previously reported client non-renewals offset by new bookings. $3.9 million of Booked SaaS ACV was unimplemented as of January 31, 2024. Subsequent to the end of the quarter, the Company successfully booked additional new contracts and implemented existing contracts, and as a result the Company expects that as of April 29, 2024 booked SaaS ACV totaled $15.6 million, $3.9 million of which was unimplemented.

Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal.

The Company reiterated that it believes its adjusted EBITDA breakeven run rate is $15.5 million of SaaS ARR and that it expects to achieve this run rate during the second half of fiscal 2024. Due to the continued unpredictability of timing related to the closing of new contracts, the Company has not provided more specific guidance related to the timing of bookings.

Management Commentary

“During our fourth quarter we began to capitalize on our cross-selling opportunities and closed our first enterprise client. As we enter fiscal 2024, we believe we are poised to deepen our existing relationships and expand the number of clients leveraging both of our flagship solutions,” stated Ben Stilwill, President and Chief Executive Officer, Streamline. “We are also excited by the impact of our Client Service model and developments within innovation. We estimate that within the first six weeks of utilization, our AI-generated eValuator rules delivered approximately $1 million of financial impact for clients, furthering our mission to help our nation’s health systems get paid for all of the care they provide.”

Conference Call

The Company will conduct a conference call on Tuesday, April 30, 2024, at 9:00 AM ET to review results and provide a corporate update. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-407-8291.

A replay of the conference call will be available from Tuesday April 30, 2024, at 12:00 PM ET to Tuesday May 7, 2024, at 12:00 PM ET by dialing 877-660-6853 or 201-612-7415 with conference ID 13746101. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline website, www.streamlinehealth.net.

About Streamline

Streamline Health Solutions, Inc. (Nasdaq: STRM) enables healthcare organizations to proactively address revenue leakage and improve financial performance. We deliver integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. For more information, visit www.streamlinehealth.net.

Non-GAAP Financial Measures

Streamline reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline’s management also evaluates and makes operating decisions using various other measures. One such measure is Adjusted EBITDA, which is a non-GAAP financial measure. Streamline’s management believes this measure provides useful supplemental information regarding the performance of Streamline’s business operations.

Streamline defines ”adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, share-based compensation expense, significant non-recurring operating expenses, restructuring expenses, impairment of goodwill and long-lived assets and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related alignment expenses, associate inducement grants, and professional and advisory fees. A table reconciling this measure to “net loss” is included in this press release.

Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented, as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms, unless the Company has knowledge of the non-renewal. Booked SaaS ACV should be viewed independently of revenue and does not represent revenue calculated in accordance with GAAP on an annualized basis, as it is an operating metric that can be impacted by contract execution start and end dates and renewal rates. Booked SaaS ACV is not intended to be a replacement for, or forecast of, revenue. There is no GAAP measure comparable to Booked SaaS ACV.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, anticipated bookings, recognition of revenue from contracts included in Booked SaaS ACV, industry trends and market growth, adjusted EBITDA, success of future products and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog and Booked SaaS ACV, achievement of a breakeven SaaS ARR run rate, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to generate cash from operations, the availability of additional debt and equity financing to fund the Company’s ongoing operations, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact

Jacob Goldberger
Vice President of Finance
303-887-9625
jacob.goldberger@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(rounded to the nearest thousand dollars, except share and per share information)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
Revenues:
Software as a service	$3,445,000	$3,169,000	$14,075,000	$12,326,000
Maintenance and support	991,000	1,135,000	4,318,000	4,483,000
Professional fees and licenses	925,000	2,441,000	4,203,000	8,080,000
Total revenues	5,361,000	6,745,000	22,596,000	24,889,000
Operating expenses
Cost of software as a service	1,414,000	1,587,000	6,573,000	6,358,000
Cost of maintenance and support	65,000	207,000	315,000	427,000
Cost of professional fees and licenses	963,000	1,618,000	4,165,000	6,610,000
Selling, general and administrative expense	2,631,000	3,654,000	14,710,000	16,283,000
Research and development	1,394,000	1,515,000	5,704,000	6,042,000
Impairment of goodwill	-	-	9,813,000	-
Impairment of long-lived assets	-	-	963,000	-
Total operating expenses	6,467,000	8,581,000	42,243,000	35,720,000
Operating loss	(1,106,000)	(1,836,000)	(19,647,000)	(10,831,000)
Other income (expense):
Interest expense	(290,000)	(230,000)	(1,071,000)	(749,000)
Acquisition earnout valuation adjustments	39,000	(117,000)	1,944,000	71,000
Other	-	50,000	31,000	201,000
Loss before income taxes	(1,357,000)	(2,133,000)	(18,743,000)	(11,308,000)
Income tax benefit (expense)	(13,000)	(49,000)	46,000	(71,000)
Net loss	$(1,370,000)	$(2,182,000)	$(18,697,000)	$(11,379,000)

Per share Information:
Net loss per share, basic	$(0.02)	$(0.04)	$(0.33)	$(0.23)
Weighted average number of common shares - basic	57,002,776	55,309,665	56,510,419	49,324,858

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, rounded to the nearest thousand dollars, except share and per share information)

	January 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$3,190,000	$6,598,000
Accounts receivable, net of allowance for credit losses	4,237,000	7,719,000
Contract receivables	780,000	960,000
Prepaid and other current assets	629,000	710,000
Total current assets	8,836,000	15,987,000
Non-current assets:
Property and equipment, net of accumulated amortization	88,000	79,000
Right-of use asset for operating lease	—	32,000
Capitalized software development costs, net of accumulated amortization	5,798,000	5,846,000
Intangible assets, net of accumulated amortization	12,071,000	14,793,000
Goodwill	13,276,000	23,089,000
Other	1,666,000	1,695,000
Total non-current assets	32,899,000	45,534,000
Total assets	$41,735,000	$61,521,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,253,000	$626,000
Accrued expenses	2,023,000	3,265,000
Current portion of term loan	1,500,000	750,000
Deferred revenues	7,112,000	8,361,000
Operating lease obligations	—	35,000
Acquisition earnout liability	1,794,000	3,738,000
Total current liabilities	13,682,000	16,775,000
Non-current liabilities:
Term loan, net of deferred financing costs	7,566,000	8,964,000
Line of credit	1,500,000	—
Deferred revenues, less current portion	173,000	167,000
Other non-current liabilities	—	104,000
Total non-current liabilities	9,239,000	9,235,000
Total liabilities	22,921,000	26,010,000

Commitments and contingencies – Note 12
Stockholders’ equity
Common stock, $0.01 par value per share, 85,000,000 shares authorized; 58,945,498 and 57,567,210 shares issued and outstanding, respectively	590,000	576,000
Additional paid in capital	133,923,000	131,973,000
Accumulated deficit	(115,699,000)	(97,038,000)
Total stockholders’ equity	18,814,000	35,511,000
Total liabilities and stockholders’ equity	$41,735,000	$61,521,000

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, rounded to the nearest thousand dollars)

	Fiscal Year
	2023	2022
Cash flows from operating activities:
Net loss	$(18,697,000)	$(11,379,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,331,000	4,313,000
Acquisition earnout valuation adjustments	(1,944,000)	(71,000)
Provision for deferred income taxes	(104,000)	9,000
Share-based compensation expense	2,102,000	1,680,000
Impairment of goodwill	9,813,000	—
Impairment of long-lived assets	963,000	—
Provision for credit losses	(10,000)	189,000
Changes in assets and liabilities:
Accounts and contract receivables	3,708,000	(4,202,000)
Other assets	(401,000)	(1,197,000)
Accounts payable	544,000	(152,000)
Accrued expenses and other liabilities	(1,277,000)	1,069,000
Deferred revenues	(1,243,000)	2,598,000
Net cash used in operating activities	(2,215,000)	(7,143,000)
Cash flows from investing activities:
Purchases of property and equipment	(54,000)	(10,000)
Capitalization of software development costs	(1,567,000)	(1,925,000)
Net cash used in investing activities	(1,621,000)	(1,935,000)
Cash flows from financing activities:
Proceeds from issuance of common stock	—	8,316,000
Payment of acquisition earnout liabilities	—	(2,012,000)
Payments for costs directly attributable to the issuance of common stock	—	(52,000)
Repayment of bank term loan	(750,000)	(250,000)
Proceeds from line of credit	1,500,000	—
Payments related to settlement of employee shared-based awards	(280,000)	(197,000)
Payment of deferred financing costs	(44,000)	(20,000)
Other	2,000	6,000
Net cash provided by financing activities	428,000	5,791,000
Net decrease in cash and cash equivalents	(3,408,000)	(3,287,000)
Cash and cash equivalents at beginning of period	6,598,000	9,885,000
Cash and cash equivalents at end of period	$3,190,000	$6,598,000

STREAMLINE HEALTH SOLUTIONS, INC.

NEW BOOKINGS

(Unaudited, rounded to the nearest thousand dollars)

	January 31, 2024
	Three Months Ended	Twelve Months Ended
Software as a service	5,719,000	10,497,000
Maintenance and Support	27,000	27,000
Professional fees and licenses	381,000	1,193,000
Q4 2023 Bookings	$6,127,000	$11,717,000
Q4 2022 Bookings	$10,576,000	$26,462,000

STREAMLINE HEALTH SOLUTIONS, INC.

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

(Unaudited, rounded to the nearest thousand dollars)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
Net loss	$(1,370,000)	$(2,182,000)	$(18,697,000)	$(11,379,000)
Interest expense	290,000	230,000	1,071,000	749,000
Income tax expense	13,000	49,000	(46,000)	71,000
Depreciation and amortization	1,043,000	1,020,000	4,229,000	4,233,000
EBITDA	(24,000)	(883,000)	(13,443,000)	(6,326,000)
Share-based compensation expense	476,000	468,000	2,102,000	1,680,000
Impairment of goodwill	-	-	9,813,000	-
Impairment of long-lived assets	-	-	963,000	-
Non-cash valuation adjustments	(39,000)	117,000	(1,944,000)	(71,000)
Acquisition-related costs, severance and transaction-related bonuses	8,000	139,000	397,000	1,149,000
Other non-recurring expenses	-	(49,000)	(33,000)	(189,000)
Restructuring Charges	10,000	-	759,000	-
Adjusted EBITDA	$431,000	$(208,000)	$(1,386,000)	$(3,757,000)